[LOGO] United America Indemnity, Ltd.

For Release:	July 24, 2006
	Financial	Media
Contact:	Kevin L. Tate, CPA	Stacey Manzo
	Chief Financial Officer	(610) 660-6814
	(610) 660-6813	smanzo@uaigroupinc.com
	ktate@uaigroupinc.com	—
UNITED AMERICA INDEMNITY, LTD. (NASDAQ:INDM) PRESIDENT TO RESIGN

George Town, Grand Cayman, Cayman Islands, July 24, 2006 – United America Indemnity, Ltd. (NASDAQ:INDM) announced today that Joseph F. Morris, United America Indemnity’s president since January 2006 and formerly chief financial officer and president of Penn-America Group, Inc., which merged with United America Indemnity in January 2005, will resign from the company, effective August 25, 2006. Mr. Morris’ responsibilities include general corporate oversight, shareholder and SEC reporting, and investor relations on behalf of the affiliated group’s holding company. The company is currently conducting a search for a chief executive officer.

Saul A. Fox, United America Indemnity’s chairman, said: “Our Board of Directors is most grateful to Joe for serving as president of our holding company and helping to facilitate the merger and integration of Penn-America into United America Indemnity, much of which has been accomplished, due in no small measure to his steadfast efforts.”

Mr. Morris added, “Now that the transition to the current operating structure is complete, it is time for me to move on. I believe that the company is on the right path under the leadership of the board.”

About United America Indemnity, Ltd.

United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and on a non-admitted basis, as well as a wholesale broker of personal and commercial insurance products. The company’s principal operating subsidiaries include:

•	Penn-America, a provider to small businesses across the United States of excess and surplus lines property and casualty insurance through a select network of general agents;

•	United National, a provider of specialty excess and surplus lines property and casualty insurance products in four distinct market segments – professional liability, class specific property and casualty insurance programs, specialty property and casualty brokerage, and umbrella/excess liability;

•	Penn Independent Corporation, a wholesale broker of commercial excess and surplus lines and specialty property and casualty insurance; and

•	Wind River Insurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.

For more information, visit the United America Indemnity, Ltd. Website at www.uai.ky.

Forward-Looking Information

This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment perform and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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